Exhibit 99.1

C&D Technologies Reports Fiscal 2011 Fourth Quarter and Full Year Results

Reports Fiscal 2011 Fourth Quarter Net Sales of $98.7 Million and Adjusted EBITDA of $6.7 Million

Improvement in full year Adjusted EBITDA from $1.3 Million in Fiscal 2010 to $15.9 Million in Fiscal 2011

Performance driven by stabilizing North American operations and strong demand in Asia

BLUE BELL, Pa., May 2, 2011 /PRNewswire-FirstCall/ — C&D Technologies, Inc., (“CHHP-OTC”) a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterrupted power supply (or “UPS”) systems, utility and other high reliability applications, today announced financial results for its fiscal 2011 fourth quarter and year ended January 31,2011.

For the fourth quarter, the Company reported net sales of $98.7 million, up sequentially from $87.6 million in the third quarter of this fiscal year and the highest quarterly revenues from its core Standby Power business in the past five years. This compared to net sales of $88.4 million reported in the fourth quarter of fiscal 2010. The increase both sequentially and from the comparable fourth quarter a year ago, was driven by growth of the Company’s Asian operations, including the benefit from significant UPS shipments under one of the largest single customer orders the Company has ever secured.

Fourth quarter gross profit was $17.2 million, up significantly from $10.8 million sequentially, and $9.2 million reported in the fourth quarter of fiscal 2010. Gross margins improved to 17.4% in the fourth quarter of fiscal 2011 from 12.3% sequentially and 10.4% in the fourth quarter a year ago. Gross margins expanded as a result of customer and product mix improvements, cost reduction actions and pricing focus. In addition, higher sales volumes in the Company’s Asian operations resulted in improved plant performance.

The Company reported fourth quarter net income of $6.6 million, or $0.92 cents per diluted share, (after giving effect to the one for thirty-five reverse stock split on March 14, 2011) compared to a net loss of $6.4 million, or $6.28 per diluted share on a sequential basis and a net loss of $6.7 million or $6.53 per diluted share in the fourth quarter a year ago. The reduction of the sequential net loss is primarily a result of recognition of a book gain in the fourth quarter from the Company’s debt for equity conversion of $12.0 million, other expenses associated with the Company’s recapitalization and refinancing efforts of approximately $5.3 million and significantly improved operating and margin performance. Excluding the non operating items described above and included in the reconciliation of Non GAAP measures herein, the Company reported Adjusted Net Income of $957,000 or $0.13 cents per diluted share for the fourth quarter compared to an Adjusted Net Loss of $6.8 million or $6.54 per share in the fourth quarter a year ago.

Net Sales for fiscal year 2011 were $354.8 million in comparison to $335.7 million in fiscal 2010. The increase resulted from a combination of factors including lead pricing recovery, other specific pricing actions and growth in the Company’s Asian business, partially offset by continued pressures on North American volumes as a result of the general economic environment, particularly in the Company’s UPS markets.

Gross profit for fiscal year 2011 was $49.0 million, up from $37.5 million in fiscal 2010. Gross margins improved to 13.8% in fiscal 2011 as compared to 11.2% in fiscal 2010. Gross margins year over year improved primarily due to more favorable customer and product mix, cost reduction actions and pricing. During the year the Company experienced a temporary labor disruption at its Shanghai China facility for approximately three weeks, which negatively impacted gross profit in the second quarter of fiscal 2011.

The Company reported a net loss of $56.1 million, or $21.81 per diluted share for fiscal 2011, compared to a net loss of $25.5 million or $24.78 per diluted share in fiscal 2010. Fiscal 2011 results included goodwill impairment charges, net of tax of approximately $45.7 million, a book gain from the debt for equity conversion of approximately $12 million and other expenses associated with the Company’s recapitalization and refinancing efforts of approximately $6.6 million. Excluding the non operating items described above and included in the reconciliation of non GAAP measures herein, the Company reported an Adjusted Net Loss of $12.1 million or $4.68 per diluted share for fiscal 2011 compared to an Adjusted Net Loss of $25.1 million or $24.21 per diluted share in fiscal 2010.

Excluding goodwill impairments, other operating restructuring charges as well as expenses associated with the Company’s recapitalization and refinancing efforts, the Company reported Adjusted EBITDA* of $6.7 million for the fourth quarter of fiscal 2011, up from $3.5 million sequentially. Adjusted EBITDA* for fiscal 2011 was $15.9 million in comparison to $1.3 million in fiscal 2010.

Dr. Jeffrey A. Graves, President and CEO, said, “Fiscal 2011 represented a year of many challenges, but with our financial restructuring completed in December last year, and significantly improved top line and bottom line performance realized in our recently completed fourth quarter, we believe the global strength of the C & D brand is now beginning to be fully demonstrated. Dr. Graves continued, “Revenues in the fourth quarter reflected over ten percent growth from both the third quarter of the current year and fourth quarter a year ago, driven by strong performance in Asia, as well as the success of our new products globally, partially offset by the ongoing softness in the North American large Uninterruptible Power Supply market. In addition, we continued to make progress throughout the year in modernizing our manufacturing operations and in reducing Selling and Administrative costs. Through these efforts we were very pleased to report today that we generated $6.7 million of Adjusted EBITDA in the fourth quarter and approximately $15.9 million of Adjusted EBITDA for the full fiscal year, in comparison to $1.3 million for fiscal 2010.”

Dr. Graves commented further, “With our new capital structure in place we are now fully focused on supporting continued rapid growth of our business in Asia, improving our operational efficiency and driving sustained earnings performance. Looking ahead, I remain most excited about our prospects for growth in Asia, where infrastructure investment in developing countries is very strong. For C&D this means large opportunities in wireless telecommunications and data center power, in addition to energy generation and transmission expansion and the growth of rail systems. As an example of these exciting opportunities which we are now positioned to capture, separately we announced today details regarding one of the largest single projects ever secured by our Company, a contract award of $28 million from the Agriculture Bank of China (“ABC’) for batteries to power their data centers as they expand throughout China and beyond. We were proud to be granted a sole source contract from ABC for this project, reflecting their confidence in the C&D brand in Asia. This project contributed to our strong fourth quarter performance, with approximately $10 million shipped to date.”

Dr. Graves concluded, “With the economy continuing to slowly recover in North America we expect a gradual rebound in sales volume and improving margin performance in this part of the world throughout the coming year. Globally, Asia will remain an exciting growth environment as we expect to add to our list of project wins in a highly supportive, long term marketplace. These early product deliveries may be somewhat irregular in timing, but viewed over a full year will lead to strong year over year growth in Asia and improving plant efficiency as our new manufacturing facility is more fully utilized. We will also be more exposed to the annual Asian business cycles, including holiday seasons, which we would expect to impact sales in a different manner than North America. Given this impact as well as the timing of shipments under the ABC order, in the first quarter of fiscal 2012 ended April 30, 2011 we expect to report lower sales than in our most recently completed fourth quarter. Going forward, with our improved balance sheet, a strong brand, and a very healthy new product pipeline, we look forward to an exciting new year ahead for our Company.”

*	Adjusted EBITDA is a non-Generally Accepted Accounting Principle (“GAAP”) metric. Please refer to the table below for a reconciliation of Adjusted EBITDA and GAAP numbers.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided additional measures of its operating results, net income and earnings per share, which principally exclude certain costs and expenses related to both the Company’s operational and financial restructuring plans. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and twelve-month periods ended January 31, 2011 and January 31, 2010 follows:

	Three Months Ended			Fiscal Year Ended
($ in thousands)	January 31,	October 31,	January 31,	January 31,
	2011	2010	2010	2011	2010
GAAP - net income (loss) attributable to C&D	$6,583	$(6,445)	$(6,724)	$(56,146)	$(25,538)
Less adjustments
Restructuring charges	455	1,828	—	2,283	—
Other expenses associated with debt to equity exchange	5,353	1,256	—	6,609	—
Gain on debt to equity exchange	(12,050)	—	—	(12,050)	—
Environmental charges, closed facilities	616	—	(53)	1,498	462
Goodwill impairment	—	—	—	59,978	—
Income tax provision for goodwill impairment	—	—	—	(14,245)	—

Non-GAAP - adjusted net income (loss) attributable to C&D	$957	$(3,361)	$(6,777)	$(12,073)	$(25,076)

Earnings (loss) per share
Non-GAAP - Adjusted net loss per share	$0.13	$(3.21)	$(6.54)	$(4.68)	$(24.21)

Net income (loss) attributable to C&D	$6,583	$(6,445)	$(6,724)	$(56,146)	$(25,538)
Interest	2,895	4,266	3,298	14,708	12,207
Taxes	32	161	171	(13,207)	2,223
Goodwill impairment	—	—	—	59,978	—
Gain on debt to equity exchange	(12,050)	—	—	(12,050)	—
Depreciation and amortization	2,567	2.518	2,016	10,261	10,710

EBITDA	27	500	(1,239)	3,544	(398)
Restructuring charges	455	1,828	—	2,283	—
Other expenses associated with debt to equity exchange	5,353	1,256	—	6,609	—
Non-cash stock expense	137	89	335	796	1,298
Foreign exchange	142	(171)	141	84	(13)
Environmental charges, closed facilities	616	—	(53)	1,498	462
Temporary labor disruption in Asian facility	—	—	—	1,100	—

Adjusted EBITDA	$6,730	$3,502	$(816)	$15,914	$1,349

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release contains forward-looking statements, which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2011. We caution you not to place undue reliance on these forward-looking statements.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three months ended January 31,		Year ended January 31,
	2011	2010[1]	2011	2010[1]
NET SALES	$98,670	$88,400	$354,831	$335,709
COST OF SALES	81,457	79,224	305,812	298,175

GROSS PROFIT	17,213	9,176	49,019	37,534

OPERATING EXPENSES:
Selling, general and administrative expenses	10,922	10,235	37,378	41,045
Research and development expenses	1,642	1,770	6,487	7,555
Goodwill impairment	—	—	59,978	—
Restructuring charges	455	—	2,283	—

OPERATING INCOME (LOSS )	4,194	(2,829)	(57,107)	(11,066)

Interest expense, net	2,895	3,298	14,708	12,207
Other expense, net	6,271	341	8,999	284
Gain on debt for equity exchange	(12,050)	—	(12,050)	—

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	7,078	(6,468)	(68,764)	(23,557)
Provision (benefit) for income taxes from operations	32	171	(13,207)	2,223

NET INCOME (LOSS)	7,046	(6,639)	(55,557)	(25,780)
Net Income (loss) attributable to noncontrolling interest	463	85	589	(242)

NET INCOME (LOSS) ATTRIBUTABLE TO C&D TECHNOLOGIES, INC.	$6,583	$(6,724)	$(56,146)	$(25,538)

Income (loss) per share:
Basic:
Net income (loss) attributable to C&D Technologies, Inc.	$0.92	$(6.52)	$(21.79)	$(24.75)

Diluted:
Net income (loss) attributable to C&D Technologies, Inc.	$0.92	$(6.53)	$(21.81)	$(24.78)

¹	Certain items have been adjusted on these statements to reflect changes as required to reflect the effects of the 1 for 35 reverse stock split that was completed on March 14, 2011.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

January 31,

(Dollars in thousands, except share and par value)

	2011	2010[1]
ASSETS
Current assets:
Cash and cash equivalents	$3,708	$2,700
Restricted cash	—	57
Accounts receivable, less allowance for doubtful accounts of $981 and $1,114	61,188	55,183
Inventories	80,772	76,041
Prepaid taxes	—	425
Deferred taxes	251	50
Other current assets	4,508	2,360
Assets held for sale	—	500

Total current assets	150,427	137,316
Property, plant and equipment, net	86,891	90,001
Deferred income taxes	249	26
Intangible and other assets, net	13,726	15,435
Goodwill	—	59,964

TOTAL ASSETS	$251,293	$302,742

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2,596	$8,777
Accounts payable	39,477	46,380
Accrued liabilities	13,847	13,577
Deferred income taxes	97	750
Deferred revenue	3,588	96
Other current liabilities	5,955	4,469

Total current liabilities	65,560	74,049
Deferred income taxes	98	12,529
Long-term debt	32,934	133,106
Long-term debt – related party	20,000	—
Other liabilities	39,169	40,588

Total liabilities	157,761	260,272

Equity:
Common stock, $.01 par value, 25,000,000 shares authorized; 15,306,915 and 1,146,873 shares issued, and 15,196,542 and 1,032,083 outstanding at January 31, 2011 and 2010, respectively	153	12
Additional paid-in capital	202,350	97,313
Treasury stock, at cost, 110,373 and 114,790 shares, respectively	(39,200)	(40,091)
Accumulated other comprehensive loss	(43,489)	(43,656)
(Accumulated deficit) Retained earnings	(38,480)	17,666

Total stockholders’ equity attributable to C&D Technologies, Inc.	81,334	31,244
Noncontrolling interest	12,198	11,226

Total equity	93,532	42,470

TOTAL LIABILITIES AND EQUITY	$251,293	$302,742

¹	Certain items have been adjusted on these statements to reflect changes as required to reflect the effects of the 1 for 35 reverse stock split that was completed on March 14, 2011.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year ended January 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(55,557)	$(25,780)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation	1,655	1,285
Depreciation and amortization	10,261	10,710
Amortization of debt acquisition and discount costs	6,080	4,853
Impairment of goodwill	59,978	—
Impairment of fixed assets	1,523	—
Gain on debt for equity exchange	(12,050)	—
Annual retainer to Board of Directors paid by the issuance of common stock	—	24
Deferred income taxes	(13,503)	1,410
Loss on disposal of assets	5	12
Changes in assets and liabilities:
Accounts receivable, net	(5,495)	514
Inventories	(4,209)	(14,600)
Other current assets	(865)	(225)
Accounts payable	(4,012)	10,519
Accrued liabilities	(808)	(946)
Book overdraft	(2,923)	4,590
Income taxes payable	137	531
Other current liabilities	4,083	(2,346)
Funds provided to discontinued operations	(8)	(1,664)
Other long-term assets	337	(52)
Other liabilities	82	3,171
Other, net	(258)	(74)

Net cash used in continuing operating activities	(15,547)	(8,068)
Net cash used in discontinued operating activities	(8)	(1,664)

Net cash used in operating activities	(15,555)	(9,732)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(6,627)	(14,760)
Proceeds from disposal of property, plant and equipment	—	18
Decrease in restricted cash	57	849

Net cash used in investing activities	(6,570)	(13,893)

Cash flows from financing activities:
Borrowings on line of credit facility	90,876	119,357
Repayments on line of credit facility	(84,986)	(100,752)
Proceeds from new borrowings	20,018	3,072
Repayment of debt	(143)	(189)
Financing cost of long-term debt	(2,750)	—
Proceeds from issuance of common stock	60	—
Purchase of treasury stock	(71)	(56)

Net cash provided by financing activities	23,004	21,432

Effect of exchange rate changes on cash and cash equivalents	121	108

Increase (decrease) in cash and cash equivalents from continuing operations	1,008	(421)
Cash and cash equivalents, beginning of period	2,700	3,121

Cash and cash equivalents, end of period	$3,708	$2,700